SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K


                      Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): January 15, 1997



                         AUDIOVOX CORPORATION
         (Exact name of registrant as specified in its charter)



         DELAWARE                1-9532          13-1964841
(State or other jurisdiction  (Commission     (I.R.S. Employer
 of Incorporation or           File Number)    Identification
 organization)                                      Number)



150 Marcus Boulevard, Hauppauge, New York          11788
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:(516) 231-7750



                                NONE
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events
      On January 15, 1997, Audiovox Corporation (the "Company") announced that is had entered into two Debenture Exchange Agreements with holders of $21,228,000 aggregate principal amount of the Company's 6 1/4% Convertible Subordinated Debentures due 2001 ("Debentures"). The total number of shares of the Company's Class A Common Stock, which will be issued in the exchange, is 2,865,780.
Item 7.    Exhibits.
1.    Press release dated January 15, 1997.

                             SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                   AUDIOVOX CORPORATION


Dated:  January 16, 1997           By:s/Charles M. Stoehr
                                      Charles M. Stoehr
                                      Senior Vice President and
                                      Chief Financial Officer

FOR IMMEDIATE RELEASE                        Michael Stoehr
                                             Audiovox Corporation
                                             (516) 231-7750

                                             Joe Kist
                                             Edelman Financial
                                             (212) 704-8239

     AUDIOVOX ANNOUNCES NEW AGREEMENTS TO EXCHANGE CONVERTIBLE
              SUBORDINATED DEBENTURES FOR COMMON STOCK

Hauppauge, New York, January 15, 1997 -- Audiovox Corporation (AMEX:VOX) today announced that is has entered into two Debenture Exchange Agreements with holders of $21,228,000 aggregate principal amount of the Company's 6 1/4% Convertible Subordinated Debentures due 2001 (the "Debenture Holders"), pursuant to which the Company will exchange 135 shares of Common Stock for each $1,000 principal amount of the Debentures. The total number of shares which will be issue in the exchange is 2,865,780.

Approximately $41.2 million of the Company's $65 million 6 1/4%
Convertible Subordinated Debentures have been exchanged in the Exchange Offer completed on November 26, 1996. With the $21.2 million of
Debentures to be exchanged pursuant to the Debenture Exchange
Agreements, a total of approximately $62.5 million of the Company's $65 million 6 1/4% Convertible Subordinated Debentures have been exchanged.

With the completion of the exchange with the Debenture Holders, there will be a net increase in stockholders' equity of approximately $19.6 million. As a result of this transaction, the total number of Class A and Class B shares outstanding will be approximately 19.2 million.

The accounting of this exchange results in a non-cash charge of approximately $10 million and a current tax liability of approximately $1.6 million. This non-cash charge is offset by an increase in paid in capital.

John J. Shalam, Chairman, President and CEO stated, "The additional response to our Company's Exchange Offer is a positive for Audiovox. This further strengthens our financial position with added equity, as well as further reducing our long-term debt. Our even stronger balance sheet will give us the financial flexibility to take advantage of future growth opportunities in the wireless and automotive industries."

Audiovox Corporation markets cellular telephones and accessories, automotive aftermarket sound and security equipment, as well as other aftermarket automotive accessories.

                                 ###